Exhibit 5.1

Barack Ferrazzano Kirschbaum & Nagelberg llp

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

August 1, 2012

Medgenics, Inc.

555 California Street

Suite 365

San Francisco, California 94104

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Medgenics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale from time to time of the following shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), by certain selling stockholders as described in the Registration Statement:

(i)	an aggregate of 1,944,734 shares of Common Stock originally issued on June 18, 2012 as part of units, with each such unit consisting of one share of Common Stock and a warrant to purchase 0.75 shares of Common Stock (a “June 2012 Warrant,” and collectively, the “June 2012 Warrants”), pursuant to subscription agreements, dated as of June 18, 2012, between the Company and the purchasers thereof (such 1,944,734 shares of Common Stock are referred to herein as the “June 2012 Shares”);

(ii)	an aggregate of 1,458,576 shares of Common Stock issuable upon exercise of the June 2012 Warrants (the “Issuable June 2012 Warrant Shares”);

(iii)	194,473 shares of Common Stock issuable upon the exercise of a warrant (the “2012 Maxim Warrant”) issued to Maxim Partners LLC on June 18, 2012 as compensation for its affiliate, Maxim Group LLC, acting as placement agent in connection with the issuance of the June 2012 Shares and the June 2012 Warrants (the “Issuable 2012 Maxim Warrant Shares”);

(iv)	150,000 shares of Common Stock issuable upon the exercise of a warrant (the “2011 Maxim Warrant,” and together with the 2012 Maxim Warrant, the “Maxim Warrants”) issued to Maxim Partners LLC on August 1, 2011 as compensation for the provision by its affiliate, Maxim Group LLC, of general financial advisory and investment banking services (the “Issuable 2011 Maxim Warrant Shares,” and together with the Issuable 2012 Maxim Warrant Shares, the “Issuable Maxim Warrant Shares”);

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.

August 1, 2012

(v)	an aggregate of 1,200,776 shares of Common Stock (the “2010 Debenture Shares”) issued prior to the date hereof upon conversion of convertible promissory notes originally issued in the aggregate principal amount of $4,000,000 (the “2010 Debentures”) pursuant to the Securities Purchase Agreement, dated as of September 15, 2010, among the Company and the investors named therein (the “2010 Debenture Purchase Agreement”);

(vi)	an aggregate of 423,214 shares of Common Stock issuable upon the exercise of warrants (the “2010 Debenture Warrants”) originally issued pursuant to the 2010 Debenture Purchase Agreement (the “Issuable 2010 Debenture Warrant Shares”);

(vii)	5,357 shares of Common Stock issued upon the exercise prior to the date hereof of 2010 Debenture Warrants (the “Issued 2010 Debenture Warrant Shares”);

(viii)	an aggregate of 209,656 shares of Common Stock (the “2009 Debenture Shares”) issued prior to the date hereof upon conversion of convertible promissory notes originally issued in the aggregate principal amount of $570,000 (the “2009 Debentures”) pursuant to the Securities Purchase Agreement, dated as of May 13, 2009, among the Company and the investors named therein (the “2009 Debenture Purchase Agreement”);

(ix)	an aggregate of 63,926 shares of Common Stock issuable upon the exercise of warrants (the “2009 Debenture Warrants”) originally issued pursuant to the 2009 Debenture Purchase Agreement (the “Issuable 2009 Debenture Warrant Shares”);

(x)	an aggregate of 96,376 shares of Common Stock issuable upon the exercise of warrants originally issued in various other private placement transactions in 2007 (collectively, the “2007 Warrants”), specifically (i) 8,830 shares of Common Stock issuable upon the exercise of warrants having an exercise price of $5.32 per share expiring on August 13, 2012, (ii) 3,781 shares of Common Stock issuable upon the exercise of warrants having an exercise price of GBP 3.32 per share expiring on December 4, 2012, (iii) 29,217 shares of Common Stock issuable upon the exercise of warrants having an exercise price of $5.32 per share expiring on December 4, 2012, and (iv) 54,548 shares of Common Stock issuable upon the exercise of warrants having an exercise price of $5.57 per share expiring on December 4, 2012 (collectively, the “Issuable 2007 Warrant Shares”);

(xi)	an aggregate of 18,924 shares of Common Stock issued upon the exercise prior to the date hereof of 2007 Warrants (the “Issued 2007 Warrant Shares”); and

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.

August 1, 2012

(xii)	an aggregate of 905,190 shares of Common Stock issuable upon the exercise of warrants (collectively, the “2006 Warrants”) originally issued pursuant to the Recapitalization Agreement, dated as of March 30, 2006, between the Company and the stockholders party thereto (the “Issuable 2006 Warrant Shares”).

The June 2012 Shares, the 2010 Debenture Shares, the Issued 2010 Debenture Warrant Shares, the 2009 Debenture Shares and the Issued 2007 Warrant Shares are collectively referred to herein as the “Outstanding Shares.” The June 2012 Warrants, the Maxim Warrants, the 2010 Debenture Warrants, the 2009 Debenture Warrants, the 2007 Warrants and the 2006 Warrants are collectively referred to herein as the “Warrants.” The Issuable June 2012 Warrant Shares, the Issuable Maxim Warrant Shares, the Issuable 2010 Debenture Warrant Shares, the Issuable 2009 Debenture Warrant Shares, the Issuable 2007 Warrant Shares and the Issuable 2006 Warrant Shares are collectively referred to herein as the “Warrant Shares.”

We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, dated as of December 3, 2007, as amended by a Certificate of Amendment dated as of June 4, 2009 and as further amended by a Certificate of Amendment dated as of February 14, 2011, (iii) the Second Amended and Restated By-Laws of the Company dated as of March 5, 2012, (iv) forms of the Warrants, the 2010 Debentures and the 2009 Debentures, (v) various resolutions of the Board of Directors of the Company relating to the Outstanding Shares, the Warrants and the Warrant Shares, and (vi) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1)	the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable; and

(2)	the Warrant Shares have been duly authorized and, when issued, sold and delivered by the Company in accordance with the terms of the applicable Warrant upon exercise thereof, will be validly issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.

August 1, 2012

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP